ITEM 77:  ATTACHMENTS





SUB-ITEM 77C:  Submission of matters to a vote of security holders

(a) A Special Meeting of Shareholders of the JNL Series Trust was held on September 18, 1998.

(b)  The following directors were elected at the meeting:

                  Robert A. Fritts
                  Andrew B. Hopping
                  Joseph Frauenheim
                  Richard McLellan
                  Peter McPherson

(c) The matters voted upon at the meeting and the number of affirmative votes and the number of negative votes cast with respect to each matter were as follows:

     1.   As to the election as a Trustee of the Trust.

                                                          WITHHOLDING
NAME:                          FOR:                       AUTHORITY:
-----                          ----                       ----------

Joseph Frauenheim              145,435,044.496            4,813,656.059
Robert A. Fritts               145,434,760.784            4,813,939.771
Andrew B. Hopping              145,423,982.871            4,824,717.684
Richard McLellan               145,430,135.015            4,818,565.540
Peter McPherson                145,437,708.270            4,810,992.285

     2. To approve an Administrative Fee of .10% of the average daily net assets of each Series payable to Jackson National Financial Services, LLC, the Adviser to the Trust, for operational services. The fee replaces the current other operating expenses of the Trust.

                                                                                                                        ABSTAIN
                                                                              FOR                 AGAINST                  FROM
                                                                              ---                 -------               -------

JNL Aggressive Growth Series ....................................     5,648,502.649           378,318.676           413,741.774
JNL Capital Growth Series .......................................     4,351,843.334           288,549.729           296,300.338
JNL Global Equities Series ......................................     8,943,547.968           649,498.779           656,263.324
JNL/Alger Growth Series .........................................     6,793,625.385           482,760.919           512,592.709
JNL/Eagle Core Equity Seres .....................................     1,524,727.599            91,505.668           103,474.837
JNl/Eagle SmallCap Equity Series ................................     1,581,153.730            82,024.265            58,574.003
JNL/Putnam Growth Series ........................................     5,931,301.983           454,784.946           458,960.425
JNL/Putnam Value Equity Series ..................................     8,416,216.895           459,244.434           541,074.128
JNL/Alliance Growth Series ......................................       310,184.367                   -0-                   -0-
JNL/JPM International & Emerging Markets Series .................       502,025.841                   -0-                   -0-
JNL/PIMCO Total Return Bond Series ..............................       474,374.431                   -0-                   -0-
Goldman Sachs/JNL Growth & Income Series ........................       348,270.015            24,889.757                   -0-
Lazard/JNL Small Cap Vaue Series ................................       520,576.538                   -0-                   -0-
Lazard/JNL Mid Cap Value Series .................................       417,624.946            40,101.406                   -0-
PPM America/JNL Balanced Series .................................     5,429,809.202           363,142.062           349,505.807
PPM America/JNL High Yield Bond Series ..........................     7,299,081.752           549,322.624           465,847.534
PPM America/JNL Money Market Series .............................     5,090,078.041         8,723,567.882         4,653,312.697
Salomon Brothers/JNL Global Bond Series .........................     3,567,103.057           388,353.463           168,505.071
Salomon Brothers/JNL U.S. Government &
     Quality Bond Series ........................................     2,887,684.510           199,411.339           272,825.624
Salomon Brothers/JNL Balanced Series ............................       145,698.188             7,344.727            78,359.953
Salomon Brothers/JNL High Yield Bond Series .....................       613,028.991            14,920.070                   -0-
T. Rowe Price/JNL Established Growth Series .....................     9,053,144.693           564,942.829           644,270.859
T. Rowe Price/JNL International Equity
     Investment Series ..........................................     5,711,569.882           321,411.438           483,876.709
T. Rowe Price/JNL Mid-Cap Growth Series .........................     7,588,354.502           536,407.710           536,754.170

     3.a. To approve the modification of the fundamental investment policy of each Series of the Trust concerning securities lending.

                                                                                                                        ABSTAIN
                                                                              FOR                 AGAINST                  FROM
                                                                              ---                 -------               -------

JNL Aggressive Growth Series .....................................        5,983,154.308        80,313.822           377,094.969
JNL Capital Growth Series ........................................        4,524,331.401       130,328.706           282,033.294
JNL Global Equities Series .......................................        9,407,636.728       173,315.833           668,357.510
JNL/Alger Growth Series ..........................................        6,978,379.967       165,282.135           645,316.911
JNL/Eagle Core Equity Seres ......................................        1,556,456.214        52,795.039           110,456.851
JNl/Eagle SmallCap Equity Series .................................        1,623,715.439        27,272.552            70,764.007
JNL/Putnam Growth Series .........................................        6,240,150.519       178,108.132           426,788.703
JNL/Putnam Value Equity Series ...................................        8,773,668.581       151,041.229           491,825.647
JNL/Alliance Growth Series .......................................          310,184.367               -0-                   -0-
JNL/JPM International & Emerging Markets Series ..................          502,025.841               -0-                   -0-
JNL/PIMCO Total Return Bond Series ...............................          474,374.431               -0-                   -0-
JNL/S&P Conservative Growth Series I .............................          285,374.186         7,116.630             4,159.031
JNL/S&P Moderate Growth Series I .................................          264,249.278               -0-            33,654.150
JNL/S&P Aggressive Growth Series I ...............................          172,288.774         8,040.601             5,408.692
JNL/S&P Very Aggressive Growth Series I ..........................          118,760.964               -0-             8,925.268
JNL/S&P Equity Growth Series I ...................................          151,400.106               -0-            19,886.358
JNL/S&P Equity Aggressive Growth Series I ........................          120,089.438               -0-                   -0-
JNL/S&P Conservative Growth Series II ............................          419,370.630               -0-            29,403.694
JNL/S&P Moderate Growth Series II ................................           71,022.529               -0-             6,138.969
JNL/S&P Aggressive Growth Series II ..............................           13,638.123               -0-                   -0-
JNL/S&P Very Aggressive Growth Series II .........................            5,511.866               -0-                   -0-
JNL/S&P Equity Growth Series I ...................................           29,782.631               -0-                   -0-
JNL/S&P Equity Aggressive Growth Series II .......................           10,027.453               -0-                   -0-
Goldman Sachs/JNL Growth & Income Series .........................          348,270.015        24,899.757                   -0-
Lazard/JNL Small Cap Vaue Series .................................          520,576.538               -0-                   -0-
Lazard/JNL Mid Cap Value Series ..................................          417,624.946        40,101.406                   -0-
PPM America/JNL Balanced Series ..................................        5,679,684.355       124,384.756           338,387.960
PPM America/JNL High Yield Bond Series ...........................        7,717,621.193       163,291.908           433,338.809
PPM America/JNL Money Market Series ..............................       42,287.421.396     2,274,554.368         3,904,982.856
Salomon Brothers/JNL Global Bond Series ..........................        3,825,592.970       106,150.771           192,217.850
Salomon Brothers/JNL U.S. Government &
     Quality Bond Series .........................................        3,062,534.823        43,510.983           253,875.667
Salomon Brothers/JNL Balanced Series .............................          224,058.141         7,344.727                   -0-
Salomon Brothers/JNL High Yield Bond Series ......................          613,028.991        14,920.070                   -0-
T. Rowe Price/JNL Established Growth Series ......................        9,433,365.071       178,770.283           650,223.027
T. Rowe Price/JNL International Equity
     Investment Series ...........................................        5,981,628.479        92,083.204           443,146.346
T. Rowe Price/JNL Mid-Cap Growth Series ..........................        7,822,735.136       327,405.319           511,375.927

     3.b. To approve the modification of the investment policy of each Series of the Trust concerning restricted securities.

                                                                                                                        ABSTAIN
                                                                              FOR                 AGAINST                  FROM
                                                                              ---                 -------               -------

JNL Aggressive Growth Series ....................................         5,990,560.955        66,337.800           383,664.344
JNL Capital Growth Series .......................................         4,545.756.651       107,768.017           283,168.773
JNL Global Equities Series ......................................         9,418,193.517       163,578.989           667,537.565
JNL/Alger Growth Series .........................................         7,037,108.869       125,091.003           626,779.141
JNL/Eagle Core Equity Seres .....................................         1,570,540.623        39,432.907           109,734.574
JNl/Eagle SmallCap Equity Series ................................         1,623,164.479        28,736.041            69,851.478
JNL/Putnam Growth Series ........................................         6,250,007.388       150,659.492           444,380.474
JNL/Putnam Value Equity Series ..................................         8,807,473.944       115,258.394           493,803.119
JNL/Alliance Growth Series ......................................           310,184.367               -0-                   -0-
JNL/JPM International & Emerging Markets Series .................           502,025.841               -0-                   -0-
JNL/PIMCO Total Return Bond Series ..............................           474,374.431               -0-                   -0-
JNL/S&P Conservative Growth Series I ............................           292,490.816               -0-             4,159.031
JNL/S&P Moderate Growth Series I ................................           264,249.278               -0-            33,654.150
JNL/S&P Aggressive Growth Series I ..............................           180,329.374               -0-             5,408.693
JNL/S&P Very Aggressive Growth Series I .........................           118,760.964               -0-             8,925.268
JNL/S&P Equity Growth Series I ..................................           151,400.106               -0-            19,886.358
JNL/S&P Equity Aggressive Growth Series I .......................           120,089.438               -0-                   -0-
JNL/S&P Conservative Growth Series II ...........................           419,370.630               -0-            29,403.694
JNL/S&P Moderate Growth Series II ...............................            71,022.529               -0-             6,138.969
JNL/S&P Aggressive Growth Series II .............................            13,638.123               -0-                   -0-
JNL/S&P Very Aggressive Growth Series II ........................             5,511.866               -0-                   -0-
JNL/S&P Equity Growth Series I ..................................            29,782.631               -0-                   -0-
JNL/S&P Equity Aggressive Growth Series II ......................            10,207.430               -0-                   -0-
Goldman Sachs/JNL Growth & Income Series ........................           373,159.772               -0-                   -0-
Lazard/JNL Small Cap Vaue Series ................................           520,576.538               -0-                   -0-
Lazard/JNL Mid Cap Value Series .................................           457,726.352               -0-                   -0-
PPM America/JNL Balanced Series .................................         5,705,421.250        94,225.291           342,810.530
PPM America/JNL High Yield Bond Series ..........................         7,731,672.279       136,686.301           445,893.330
PPM America/JNL Money Market Series .............................        42,287,421.396     2,274,554.368         3,904,982.856
Salomon Brothers/JNL Global Bond Series .........................         3,828,562.222        96,129.545           199,269.824
Salomon Brothers/JNL U.S. Government &
     Quality Bond Series ........................................         3,084,743.904        30,776.881           244,400.688
Salomon Brothers/JNL Balanced Series ............................           231,402.868               -0-                   -0-
Salomon Brothers/JNL High Yield Bond Series .....................           627,949.061               -0-                   -0-
T. Rowe Price/JNL Established Growth Series .....................         9,476,056.482       149,317.314           636,984.585
T. Rowe Price/JNL International Equity
     Investment Series ..........................................         6,017,666.704        62,822.511           436,368.814
T. Rowe Price/JNL Mid-Cap Growth Series .........................         7,845,601.539       289,987.568           525,927.275

4.a. To approve the Amendment Investment Advisory Agrreement between the Trust and Jackson National Financial Services, LLC dated August 18, 1995, as amended.

                                                                                                                        ABSTAIN
                                                                              FOR                 AGAINST                  FROM
                                                                              ---                 -------               -------

JNL/S&P Conservative Growth Series I .............................          285,095.335         7,116.630             4,437.882
JNL/S&P Moderate Growth Series I .................................          264,429.278               -0-             3,654.150
JNL/S&P Aggressive Growth Series I ...............................          172,288.774         8,040.601             5,408.692
JNL/S&P Very Aggressive Growth Series I ..........................          127,686.232               -0-                   -0-
JNL/S&P Equity Growth Series I ...................................           60,209.242               -0-            59,880.196
JNL/S&P Equity Aggressive Growth Series I ........................           51,693.699               -0-            68,395.739
JNL/S&P Conservative Growth Series II ............................          419,370.630               -0-            29,403.694
JNL/S&P Moderate Growth Series II ................................           71,022.529               -0-            6,138.969
JNL/S&P Aggressive Growth Series II ..............................           13,638.123               -0-                   -0-
JNL/S&P Very Aggressive Growth Series II .........................            5,511.866               -0-                   -0-
JNL/S&P Equity Growth Series I ...................................           29,782.631               -0-                   -0-
JNL/S&P Equity Aggressive Growth Series II .......................           10,207.453               -0-                   -0-

     4.b. To approve  the  Investment  Sub-Advisory  Agreement  between  Jackson
          National Financial Services, LLC and Standard & Poor's Investment Advisory Services, Inc.

                                                                                                                        ABSTAIN
                                                                              FOR                 AGAINST                  FROM
                                                                              ---                 -------               -------

JNL/S&P Conservative Growth Series I ................................       292,211.965               -0-             4,437.882
JNL/S&P Moderate Growth Series I ....................................       264,249.278               -0-            33,654.150
JNL/S&P Aggressive Growth Series I ..................................       180,329.374               -0-             5,408.693
JNL/S&P Very Aggressive Growth Series I .............................       127,686.232               -0-                   -0-
JNL/S&P Equity Growth Series I ......................................       151,400.106               -0-            19,886.358
JNL/S&P Equity Aggressive Growth Series I ...........................       120,089.438               -0-                   -0-
JNL/S&P Conservative Growth Series II ...............................       419,370.630               -0-            29,403.694
JNL/S&P Moderate Growth Series II ...................................        71,022.529               -0-             6,138.969
JNL/S&P Aggressive Growth Series II .................................        13,638.123               -0-                   -0-
JNL/S&P Very Aggressive Growth Series II ............................         5,511.866               -0-                   -0-
JNL/S&P Equity Growth Series I ......................................        29,782.631               -0-                   -0-
JNL/S&P Equity Aggressive Growth Series II ..........................        10,207.453               -0-                   -0-

     5. To ratify the Board of Trustees selection of PricewaterhouseCoopers LLP as the independent accountant of the Trust for the year ending December 31, 1998.

FOR:                       AGAINST:                  ABSTAIN FROM:
----                       --------                  -------------

139,012,432.805            3,128,018.083             8,108,249.667

(d)  Not Applicable

SUB-ITEM 77D:  Policies with respect to security investments

At a special meeting held on September 18, 1998, the shareholders of the JNL Series Trust approved a modification of the fundamental investment policy of each Series of the Trust concerning securities lending and a modification of the investment policy of each Series of the Trust concerning restricted securities.

SUB-ITEM 77O:  Transactions effected pursuant to Rule 10f-3

Series:  JNL/Eagle SmallCap Equity Series
Security:  NBTY Incorporation
Date of Purchase:  07/01/98
Amount of Purchase:  $ 270,000
Purchase Price:  $ 18.00
Purchased From:  Salomon Smith Barney
Affiliated Underwriter:  Raymond James & Associates

Series:  Salomon Brothers/JNL Balanced Series
Security:  USEC Inc.
Date of Purchase:  07/22/98
Amount of Purchase:  $1,800
Purchase Price:  $14.25
Purchased From:  Morgan Stanley Dean Witter
Affiliated Underwriter:  Robinson Humphrey, Salomon Smith Barney

Series:  T. Rowe Price/JNL International Equity Investment Series
Security:  NTT Mobile Communication Network
Date of Purchase:  10/12/98
Amount of Purchase:  Yen 3,900,000
Purchased From:  Goldman Sachs/Normura
Affiliated Underwriter:  Ord Minnett

Series:  JNL/Eagle SmallCap Equity Series
Security:  EarthWeb Incorporated
Date of Purchase:  11/11/98
Amount of Purchase:  $280,000
Purchase Price:  $14.00
Purchased From:  J P Morgan
Affiliated Underwriter:  Raymond James & Associates

Series:  T. Rowe Price/JNL International Equity Investment Series
Security:  Nippon Telegraph and Telephone Corporation
Date of Purchase:  12/14/98
Amount of Purchase:  Yen 855,000
Purchased From:  Warburg Dillon Read
Affiliated Underwriter:  Robert Fleming


For all transactions listed, the determination described in paragraph (h)(3) of Rule 10f-3 was made based on the following information: the securities to be purchased were part of an issue registered under the Securities Act of 1933 that is being offered to the public, eligible municipal securities, securities sold in an eligible foreign offering, or securities sold in an eligible Rule 144A offering; the securities were purchased prior to the end of the first day on which any sales are made, at a price that was not more than the price paid by each other purchaser of securities in that offering or in any concurrent offering of the securities (except, in the case of an Eligible Foreign Offering, for any rights to purchase that are required by law to be granted to existing security holders of the issuer), and if the securities were offered for subscription upon exercise of rights, the securities were purchased on or before the fourth day preceding the day on which the rights offering terminated; if the securities purchased were part of an issue registered under the Securities Act of 1933 that was offered to the public or was purchased pursuant to an eligible foreign offering or an eligible Rule 144A offering, the issuer of the securities was in continuous operation for not less than three years, including the operations of any predecessors; the securities were offered pursuant to an underwriting or similar agreement under which the underwriters were committed to purchase all of the securities being offered, except those purchased by others pursuant to a rights offering, if the underwriters purchased any of the securities; the commission, spread or profit received by the principal underwriters was reasonable and fair compared to the commission, spread or profit received by other such persons in connection with the underwriting of similar securities being sold during a comparable period of time; and the amount of securities of any class of such issue to be purchased by the investment company, or by two or more investment companies having the same investment adviser, did not exceed: if purchased in an offering other than an eligible Rule 144A offering, 25 percent of the principal amount of the offering of such class, or if purchased in an eligible Rule 144A offering, 25 percent of the total of: the principal amount of the offering of such class sold by underwriters or members of the selling syndicate to qualified institutional buyers, plus the principal amount of the offering of such class in any concurrent public offering.